As filed with the Securities and Exchange Commission on September 24, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COBIZ FINANCIAL INC.

(Exact name of registrant as specified in its charter)

COLORADO	84-0826324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

821 Seventeenth Street, Denver, Colorado 80202

(Address, including zip code, of Registrant’s principal executive offices)

CoBiz Financial Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Steven Bangert

Chairman of the Board and Chief Executive Officer,

CoBiz Financial Inc.

821 Seventeenth Street, Denver, Colorado 80202

(303) 293-2265

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey R. Kesselman, Esq.

Sherman &Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, Colorado  80202

(303) 297-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	450,000 shares	$4.65	$2,092,500	$116.76

(1)

The number of shares of Common Stock, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of additional shares not previously registered. The shares are reserved for issuance under the CoBiz Financial Inc. Employee Stock Purchase Plan, as amended.

(2)

Price per share is estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h)(1) and is the average of the high and low sale prices of the Common Stock on the NASDAQ Global Select Market on September 22, 2009.

REGISTRATION OF ADDITIONAL SECURITIES FOR ISSUANCE UNDER

THE COBIZ FINANCIAL INC. EMPLOYEE STOCK PURCHASE PLAN

On February 12, 2001, the registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-55438) relating to shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under various employee benefit plans, including the “2000 Employee Stock Purchase Plan” (the “ESPP”).  Pursuant to Instruction E of Form S-8, the contents of such prior Registration Statement are incorporated by reference in this Registration Statement.  The registrant is hereby registering an additional 450,000 shares of Common Stock issuable from time to time under the ESPP.

Item 8.	Exhibits.

Exhibit No.	Description
4.1

CoBiz Financial Inc. Employee Stock Purchase Plan, as amended (incorporated herein by reference to Appendix A to the definitive proxy statement on Schedule 14A filed by CoBiz Financial Inc. on April 7, 2009).

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on September 24, 2009.

COBIZ FINANCIAL INC.

By:	/s/ Steven Bangert

Name: Steven Bangert
Title: Chairman and CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven Bangert and Lyne B. Andrich, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) for the same offering contemplated by this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on September 24, 2009.

Signatures	Title	Date

/s/ Steven Bangert	Chairman of the Board	September 24, 2009
Steven Bangert	and Chief Executive Officer
(Principal Executive Officer)

/s/ Lyne B. Andrich	Executive Vice President and	September 24, 2009
Lyne B. Andrich	Chief Financial Officer
(Principal Financial Officer)

/s/ Troy Dumlao	Senior Vice President and	September 24, 2009
Troy Dumlao	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Michael B. Burgamy	Director	September 24, 2009
Michael B. Burgamy

/s/ Morgan Gust	Director	September 24, 2009
Morgan Gust

/s/ Thomas M. Longust	Director	September 24, 2009
Thomas M. Longust

/s/ Evan Makovsky	Director	September 24, 2009
Evan Makovsky

/s/Douglas L. Polson	Director	September 24, 2009
Douglas L. Polson

/s/Mary K. Rhinehart	Director	September 24, 2009
Mary K. Rhinehart

/s/Noel N. Rothman	Director	September 24, 2009
Noel N. Rothman

/s/Timothy J. Travis	Director	September 24, 2009
Timothy J. Travis

/s/Mary Beth Vitale	Director	September 24, 2009
Mary Beth Vitale

/s/Mary M. White	Director	September 24, 2009
Mary M. White

INDEX TO EXHIBITS

Exhibit No.	Description
4.1

CoBiz Financial Inc. Employee Stock Purchase Plan, as amended (incorporated herein by reference to Appendix A to the definitive proxy statement on Schedule 14A filed by CoBiz Financial Inc. on April 7, 2009).

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this registration statement)